Exhibit 10.1

EXECUTION VERSION

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is entered into as of April 25, 2025 by and among ReTo Eco-Solutions, Inc., a British Virgin Islands business company (the “Buyer”), Beijing ReTo Hengda Technology Co., Ltd., a company incorporated under the laws of People’s Republic of China and wholly-owned subsidiary of the Buyer (“ReTo Technology”), Shenzhen Melody Catering Management Co., Ltd., a company incorporated under the laws of People’s Republic of China (“Melody”) and Dirong Century Big Data Technology Co., Ltd., a company incorporated under the laws of People’s Republic of China (“Dirong”, together with Melody, the “Operating Companies”, together with the Buyer and ReTo Technology, the “Parties”) in accordance with the terms and conditions of the Share Exchange Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, the Buyer acquired 5,100 shares of MeinMalzeBier Holdings Limited, a British Virgin Islands business company (“Target”), equal to 51% of the total issued and outstanding shares and other securities of the Target from the shareholders of the Target (the “Sellers”) pursuant to that certain Share Exchange Agreement dated as of April 25, 2025 (the “Share Exchange Agreement”) by and among Buyer, Sellers, Target and the Sellers’ Representative identified therein;

WHEREAS, it is contemplated by the Parties that ReTo Technology shall provide advice, analysis and assistance in connection with the ordinary business activities of Operating Companies (collectively, “Services”);

WHEREAS, the employees of ReTo Technology possess management skills and advisory services;

WHEREAS, Operating Companies will require ReTo Technology ’s special skills and management advisory services in connection with its business operations and execution of its strategic plan; and

WHEREAS, ReTo Technology is willing to provide such skills and services to the Operating Companies on the terms set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. ReTo Technology hereby agrees that, during the term of this Agreement (the “Term”), it will provide the following consulting and management advisory services to the Operating Companies:

(a) financial, managerial and operational advice in connection with the Operating Companies’ day-to-day operations, including advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Operating Companies; and

(b) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as ReTo Technology and the Operating Companies may from time to time agree in writing.

(c) ReTo Technology will devote such time and efforts to the performance of services contemplated hereby as ReTo Technology deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by ReTo Technology on a weekly, monthly, annual or other basis. ReTo Technology and the Operating Companies understand that the Operating Companies may, at times, engage one or more advisers to provide services in addition to, but not in lieu of, services provided by ReTo Technology under this Agreement.

2. Payment of Fees.

(a) During the Term, in exchange for ReTo Technology’s willingness to provide ongoing management services under this Agreement, the Operating Companies will jointly and severally be responsible for paying to ReTo Technology (or an affiliate of ReTo Technology designated by it) an aggregate management fee of USD$3,978,000, such fee being payable by the Operating Companies five (5) Business Days following the final determination of the Earnout Statement pursuant to Section 1.3(d) of the Share Exchange Agreement (or the first Business Day thereafter)] for each of the fiscal years ended December 31, 2025, 2026 and 2027, as follows:

i. If, during the fiscal year ended December 31, 2025, the 2025 Contributed Profits is greater than One Million Six Hundred Thousand U.S. Dollars (USD$1,600,000), then the Operating Companies shall pay USD$816,000 to ReTo Technology;

ii. If, during the fiscal year ended December 31, 2026, the 2026 Contributed Profits is greater than Two Million Eight Hundred Thousand U.S. Dollars (USD$2,800,000), then the Operating Companies shall pay USD$1,428,000 to ReTo Technology; and

iii. If, during the fiscal year ended December 31, 2027, the 2027 Contributed Profits is greater than Three Million Four Hundred Thousand U.S. Dollars (USD$3,400,000), then the Operating Companies shall pay USD$1,734,000 to ReTo Technology.

(b) For the avoidance of doubt, the Operating Companies shall not pay ReTo Technology for the Services pursuant to this Agreement in respect of any year in which the Operating Companies do not exceed the 2025 Contributed Profits, 2026 Contributed Profits, and 2027 Contributed Profits provided in clauses (a)(i), (ii) or (iii), respectively.

(c) Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available corporate funds to the account specified on Schedule 1 hereto, or to such other account(s) as ReTo Technology may specify to the Operating Companies in writing prior to such payment.

3. Term. This Agreement will continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as ReTo Technology (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof and (b) ReTo Technology may terminate this Agreement upon not less than 10 days written notice to the Operating Companies; and provided further that each of (x) the obligations of the Operating Companies under Section 4 below and the provisions of Section 4 below (whether in respect of or relating to services rendered prior to termination of this Agreement or in respect of or relating to any services provided after termination of this Agreement), (y) any and all accrued and unpaid obligations of the Operating Companies owed under Section 2 above and (z) the provisions of Section 7 will all survive any termination of this Agreement to the maximum extent permitted under applicable law.

4. Indemnity and Liability. The Operating Companies hereby indemnify and agree to exonerate and hold ReTo Technology and its partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims and liabilities and expenses in connection therewith, including without limitation reasonable attorneys’ fees and charges (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, the Acquisition, any transaction to which the either of Operating Companies is a party, or (ii) operations of, or services provided by ReTo Technology to, the Operating Companies from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Operating Companies or any of their accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Operating Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Operating Companies, then such payments shall be promptly repaid by such Indemnitee to the Operating Companies. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. No Indemnitee will be liable to the Operating Companies or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5. Disclaimer and Limitation of Liability. ReTo Technology makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will ReTo Technology or any of the Indemnitees be liable to the Operating Companies or any of their affiliates for any act, alleged act, omission or alleged omission on the part of ReTo Technology that does not constitute gross negligence or willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction. In no event will ReTo Technology or any of its affiliates be liable to the Operating Companies or any of their respective affiliates for any indirect, special, incidental or consequential damages, including loss profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by ReTo Technology hereunder.

6. Assignment, etc. Except as provided below, neither party may assign this Agreement without the prior written consent of the other party.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of ReTo Technology and the Operating Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Miscellaneous.

(a) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10. Nothing in this Section 8 (a) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(b) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY m ANY FORUM IN RESPECT OF ANY ISSUE, CLAM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDNG ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(c) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) if sent by email on a Business Day before 11:59 p.m. (recipient’s time), when transmitted; (iii) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (iv) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (v) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer and Operating Companies to:

ReTo Eco-Solutions, Inc.
c/o Beijing REIT Technology Development Co., Ltd.

X-702, Tower A, 60 Anli Road, Chaoyang District Beijing,
People’s Republic of China 100101

Attn: Dai Guangfeng
Telephone No.: 0086 13911671153
E-mail: dgf@reit.cc

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: Wei Wang, Esq.

           Jonathan Cramer, Esq.
Telephone No.: (212) 370-1300
E-mail: wwang@egsllp.com and
jcramer@egsllp.com

If to ReTo Technology to: Beijing ReTo Hengda Technology Co., Ltd. Attn: Dai Guangfeng Telephone No.: 0086 13911671153 E-mail: dgf@reit.cc

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

The Buyer:

RETO ECO-SOLUTIONS, INC.

By:	/s/ Hengfang Li
Name:	Hengfang Li
Title:	Chief Executive Officer

The ReTo Technology:

BEIJING RETO HENGDA TECHNOLOGY CO., LTD.

By:	/s/ Hengfang Li
Name:	Hengfang Li
Title:	Chief Executive Officer

Dirong:

DIRONG CENTURY BIG DATA TECHNOLOGY CO., LTD.

By:	/s/ Lap Cheong Chan
Name:	Lap Cheong Chan
Title:	Chief Executive Officer

Melody:

SHENZHEN MELODY CATERING MANAGEMENT CO., LTD.

By:	/s/ Lap Cheong Chan
Name:	Lap Cheong Chan
Title:	Chief Executive Officer

[Signature Page to Management Service Agreement]